Exhibit 99.2

                                Work Recovery, Inc.
                              "The Solution Company"

Press Release
Contact:   Jodi Stefaniak
Phone:     520-322-6634
Symbol:   WRKE

WORK RECOVERY ANNOUNCES NEW PRESIDENT AND CHIEF OPERATING OFFICER

Tucson, AZ, August 22, 1997 - The Board of Directors of Work Recovery, Inc. announced the appointment of Vernon Schweigert as President and Chief Operating Officer.

Mr. Schweigert, a certified public accountant by training, brings both financial and management skills to the Company. His accomplishments as President of Rostland Arizona, Inc., led to increased profitability at the $200 million real estate development corporation.

Chairman and Chief Executive Officer Dorcas R. Hardy stated, "Mr. Schweigert's financial and operational expertise will be of invaluable assistance to the Company as we rebuild our marketing and sales capabilities and execute new business development opportunities."

Work Recovery, Inc. manufactures and markets its proprietary and objective Functional Capacity Evaluation technology, ERGOS(r), which evaluates an individual's capacity to perform work.

2341 S. Friebus Ave., Suite 14    Tucson, AZ  85713  Telephone  520-322-6634
                          Fax  520-325-5277